EXHIBIT 99.1

News Release Contacts:

MEDIA:	INVESTORS/ANALYSTS:
Susan Forman	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0494	Phone: 415-667-1841

SCHWAB REPORTS SECOND QUARTER RESULTS

Core Net New Assets Total $22.6 Billion, up 41% Year-over-Year

Revenues Rise 10% Excluding One-Time Gain in 2012(1); Growth is 4% Including Gain

SAN FRANCISCO, July 16, 2013 – The Charles Schwab Corporation announced today that its net income for the second quarter of 2013 was $256 million, up 24% from $206 million for the first quarter of 2013, and down 7% from $275 million for the second quarter of 2012. Net income for the six months ended June 30, 2013 was $462 million, down 2% from the year-earlier period. The company’s financial results for both the second quarter and first half of 2012 include a pre-tax gain of $70 million, or $44 million after-tax, relating to the resolution of a vendor dispute. Excluding the gain, net income rose by 11% year-over-year for the second quarter of 2013, and 8% for the first half of the year(1).

	Three Months Ended —June 30,—		% Change	Six Months Ended —June 30,—		% Change
Financial Highlights	2013	2012		2013	2012
Net revenues (in millions)	$1,337	$1,283	4%	$2,627	$2,472	6%
Net income (in millions)	$256	$275	(7)%	$462	$470	(2)%
Diluted earnings per common share	$.18	$.20	(10)%	$.33	$.36	(8)%
Pre-tax profit margin	30.8%	33.7%		28.3%	30.1%
Return on average common stockholders’ equity (annualized)	10%	13%		10%	11%

Excluding one-time gain in 2012(1):

Net revenues (in millions)	$1,337	$1,213	10%	$2,627	$2,402	9%
Net income (in millions)	$256	$231	11%	$462	$426	8%

CEO Walt Bettinger said, “Schwab’s evolution from transaction specialist to full-service investment firm reflects our deep understanding of the changing needs of investors, as well as the advisors and employers who serve them. More than ever, clients look to us for help as they take ownership of their financial future. Over 430,000 accounts and $138 billion in assets are now enrolled in our retail advisory offers, increases of 12 and 17%, respectively, from a year ago. Including relationships under the guidance of independent advisors, more than 2.6 million accounts and over $980 billion in client assets at Schwab are currently receiving some form of ongoing advice.”

“We expanded our lineup of advised solutions during the second quarter by adding Thomas Partners’ dividend growth strategy to our offerings for retail and advisor-guided clients,” Mr. Bettinger said. “Our progress on other key client initiatives remains in line with expectations as we move into the middle of 2013. The Schwab ETF OneSource™

(1)	Net revenues and net income excluding one-time gain in 2012 are non-GAAP financial measures. For a reconciliation of these measures to reported results, see page 8 of this News Release.

platform, which offers commission-free access to 105 ETFs from Schwab and 5 other providers, has already grown by approximately $3 billion since its launch in February. Also during the second quarter, we continued to build client awareness of optionsXpress’ innovative options and futures capabilities by announcing the Trading Patterns tool, which adds the ability to view the most popular underlying and option symbols being traded to a lineup that already includes the Idea Hub™ and Walk Limit™ tools. Additionally, we enhanced our platform for independent advisors through Schwab OpenView MarketSquare™, a venue for the advisor community to rate and discuss industry vendors, and we announced a new advisor lookup tool, which will enable individuals to search for local advisors through Schwab.”

Mr. Bettinger added, “Overall, our continued success in serving investor needs enabled the company to produce another quarter of combined strength in business growth and financial performance. We ended June with $2.05 trillion in total client assets, up 14% year-over-year, and our client base grew to 9.0 million active brokerage accounts, 910,000 banking accounts, and 1.6 million corporate retirement plan participants, up 3%, 11%, and 5%, respectively. At the same time, we produced sequential improvement in all three of our main revenue sources, expanded total revenue by 4% over the first quarter of 2013, and delivered a 30.8% pre-tax profit margin. We continue to believe our strong business momentum, combined with our operating and expense discipline, will yield increasing operating leverage during the rest of 2013 and into 2014.”

CFO Joe Martinetto commented, “With no major surprises or disruptions from the environment, we came through the second quarter about where we expected to be financially – balance and spread-related revenues ran at or slightly above plan, trading revenue remained relatively muted, and expenses reflected our moves to ensure spending growth remains below revenue expansion.”

“While year-over-year growth in total revenues and net income for the second quarter was limited by last year’s $70 million pre-tax gain, the signs of our building earnings power are clear,” Mr. Martinetto said. “Strength in asset gathering and advice enrollments helped asset management and administration fees grow by 15% over the second quarter of 2012, net interest revenue rose by 3% even though short-term interest rates were below year-earlier levels, and a modest rebound in client activity lifted trading revenues by 7%. The temporary and seasonal factors that elevated compensation and benefits expense in the first quarter faded largely as anticipated and we continue to expect that careful headcount management will result in limited growth during the rest of 2013. We’re still aiming for full-year 2013 expense growth that allows for both increased investment in our clients and improvement in profit margin and earnings for the year.”

Mr. Martinetto concluded, “Recent increases in longer-term rates driven by the ongoing economic recovery are certainly helpful in mitigating downward pressure on our net interest margin, as we reinvest our fixed-rate assets at maturity. Since our balance sheet is structured so that Schwab’s net interest revenue is more sensitive to changes in short-term interest rates - which have held relatively steady lately after dipping earlier in the year – more rapid and significant revenue impacts will be visible as that end of the yield curve begins to rise. With the economic recovery and overall rate environment currently pointing towards continued easing of headwinds for the company, the healthy balance sheet and solid capital base we’ve built keep us well positioned to drive growth going forward.”

Business highlights for the second quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 47,000, up 18% year-over-year. Total accounts reached 6.2 million as of June 30, 2013, up 2% year-over-year.

•

Launched Secure Messaging, a communication channel that provides an alternative to fax and mail, enabling clients to log in to Schwab.com and send and receive messages securely, including transmitting documents electronically.

•

Enhanced options pairing logic at Schwab to optimize margin calculations, resulting in higher buying power for clients with certain multi-leg positions. Also introduced the optionsXpress-inspired All in One Trade Ticket and Trade & Probability Calculator for Schwab clients.

•	Announced Morningstar Associates, LLC as a managed account provider for Schwab Index Advantage®.

Advisor Services

•

Launched Schwab PortfolioCenter Hosted™, a full functionality, cloud-based version of Schwab’s PortfolioCenter®, giving independent registered investment advisors (RIAs) the added benefit of outsourcing their technology infrastructure and management to Schwab.

•	Launched Schwab OpenView MarketSquare™, a review site that compiles feedback and ratings from independent RIAs on some of the leading technology vendors and products in the industry.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $90.9 billion, up 26% year-over-year.

•	Outstanding mortgage and home equity loans = $10.6 billion, up 16% year-over-year.

•	First mortgage originations through its loan program during the quarter = $1.6 billion.

•	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.57%, 0.36% and 0.48%, respectively, at month-end June.

•	Schwab Bank High Yield Investor Checking® accounts = 712,000, with $11.4 billion in balances.

•	Client assets managed by Windhaven® totaled $17.3 billion, up 56% from the second quarter of 2012.

•	Total assets under management in Schwab ETFs™ = $12.2 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.6 billion.

•	Introduced ThomasPartners®, a dividend income-focused money management strategy available to retail and RIA clients.

Forward Looking Statements

This press release contains forward looking statements relating to the company’s client initiatives, client metrics, expense growth, operating leverage, earnings, headcount management, compensation and benefits expense, investment in clients, profit margin, net interest margin, revenue, headwinds and capital base. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the company’s ability to monetize client assets; capital needs and management; the company’s ability to manage expenses; regulatory guidance; the level of field sales activity and related incentive compensation; net interest margin; acquisition integration costs; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s Form 10-K for the period ended December 31, 2012.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 9.0 million active brokerage accounts, 1.6 million corporate retirement plan participants, 910,000 banking accounts, and $2.05 trillion in client assets as of June 30, 2013. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net Revenues
Asset management and administration fees	$572	$496	$1,124	$980

Interest revenue	499	497	996	969
Interest expense	(26)	(39)	(54)	(77)

Net interest revenue	473	458	942	892

Trading revenue	235	219	458	462
Other	59	121	115	167
Provision for loan losses	1	(4)	(5)	(4)
Net impairment losses on securities (1)	(3)	(7)	(7)	(25)

Total net revenues	1,337	1,283	2,627	2,472

Expenses Excluding Interest
Compensation and benefits	494	446	1,030	911
Professional services	106	93	205	189
Occupancy and equipment	77	80	154	156
Advertising and market development	67	57	141	124
Communications	56	55	110	113
Depreciation and amortization	51	48	102	96
Other	74	72	142	138

Total expenses excluding interest	925	851	1,884	1,727

Income before taxes on income	412	432	743	745
Taxes on income	156	157	281	275

Net Income	256	275	462	470

Preferred stock dividends	23	14	31	14

Net Income Available to Common Stockholders	$233	$261	$431	$456

Weighted-Average Common Shares Outstanding — Diluted	1,288	1,274	1,285	1,273

Earnings Per Common Share — Basic	$.18	$.20	$.33	$.36
Earnings Per Common Share — Diluted	$.18	$.20	$.33	$.36

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $2 million and $12 million, net of $(1) million and $5 million reclassified from or recognized in other comprehensive income, for the three months ended June 30, 2013 and 2012, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $2 million and $14 million, net of $(5) million and $(11) million reclassified from other comprehensive income, for the six months ended June 30, 2013 and 2012, respectively.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q2-13 % change		2013		2012
(In millions, except per share amounts and as noted)	vs. Q2-12	vs. Q1-13	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net Revenues
Asset management and administration fees	15%	4%	$572	$552	$539	$524	$496
Net interest revenue	3%	1%	473	469	433	439	458
Trading revenue	7%	5%	235	223	202	204	219
Other (1)	(51%)	5%	59	56	47	42	121
Provision for loan losses	(125%)	(117%)	1	(6)	(2)	(10)	(4)
Net impairment losses on securities	(57%)	(25%)	(3)	(4)	(4)	(3)	(7)

Total net revenues	4%	4%	1,337	1,290	1,215	1,196	1,283

Expenses Excluding Interest
Compensation and benefits	11%	(8%)	494	536	450	442	446
Professional services	14%	7%	106	99	101	98	93
Occupancy and equipment	(4%)	—	77	77	78	77	80
Advertising and market development	18%	(9%)	67	74	68	49	57
Communications	2%	4%	56	54	54	53	55
Depreciation and amortization	6%	—	51	51	50	50	48
Other	3%	9%	74	68	70	66	72

Total expenses excluding interest	9%	(4%)	925	959	871	835	851

Income before taxes on income	(5%)	24%	412	331	344	361	432
Taxes on income (2)	(1%)	25%	156	125	133	114	157

Net Income	(7%)	24%	$256	$206	$211	$247	$275

Preferred stock dividends	64%	188%	23	8	22	9	14

Net Income Available to Common Stockholders	(11%)	18%	$233	$198	$189	$238	$261

Basic earnings per common share	(10%)	20%	$.18	$.15	$.15	$.19	$.20
Diluted earnings per common share	(10%)	20%	$.18	$.15	$.15	$.19	$.20
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	1%	—	1,288	1,282	1,278	1,275	1,274

Performance Measures
Pre-tax profit margin			30.8%	25.7%	28.3%	30.2%	33.7%
Return on average common stockholders’ equity (annualized) (3)			10%	9%	9%	11%	13%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	19%	—	$27.0	$26.9	$28.5	$25.0	$22.7
Receivables from brokerage clients	7%	2%	$12.8	$12.5	$13.5	$11.9	$12.0
Loans to banking clients	19%	4%	$11.7	$11.3	$10.7	$10.1	$9.8
Total assets	22%	2%	$135.9	$133.3	$133.6	$117.7	$111.8
Deposits from banking clients	27%	2%	$84.3	$82.4	$79.4	$68.8	$66.3
Payables to brokerage clients	16%	—	$36.9	$36.9	$40.3	$34.8	$31.8
Long-term debt	(20%)	—	$1.6	$1.6	$1.6	$1.8	$2.0
Stockholders’ equity (4)	7%	(1%)	$9.7	$9.8	$9.6	$9.5	$9.1

Other
Full-time equivalent employees (at quarter end, in thousands)	1%	(1%)	13.9	14.0	13.8	13.6	13.7
Annualized net revenues per average full-time equivalent employee (in thousands)	3%	4%	$385	$369	$355	$352	$372
Capital expenditures - cash purchases of equipment, office facilities, and property, net (in millions)	123%	53%	$69	$45	$40	$33	$31

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	6%	1%	301.5	298.7	265.7	261.5	285.2
Asset-based trades (6)	36%	7%	69.0	64.5	59.6	45.2	50.6
Other trades (7)	27%	(7%)	126.7	135.7	124.7	95.7	99.8

Total	14%	—	497.2	498.9	450.0	402.4	435.6

Average Revenue Per Revenue Trade (5)	—	(1%)	$12.19	$12.34	$12.49	$12.44	$12.15

(1)	Includes a pre-tax gain of $70 million relating to a confidential resolution of a vendor dispute in the second quarter of 2012.
(2)	Includes a non-recurring state tax benefit of $20 million in the third quarter of 2012.
(3)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(4)	In the second quarter of 2012, the Company issued non-cumulative perpetual preferred stock, Series B, for a total liquidation preference of $485 million.
(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(6)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(7)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2013			2012			2013			2012
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$6,148	$3	0.20%	$5,721	$4	0.28%	$7,023	$8	0.23%	$6,134	$8	0.26%
Cash and investments segregated	26,438	9	0.14%	25,429	11	0.17%	27,011	21	0.16%	26,140	21	0.16%
Broker-related receivables (1)	398	—	0.12%	306	—	0.06%	379	—	0.13%	311	—	0.07%
Receivables from brokerage clients	11,571	106	3.67%	11,091	115	4.17%	11,457	212	3.73%	10,646	221	4.17%
Securities available for sale (2)	48,611	137	1.13%	38,407	152	1.59%	47,764	275	1.16%	37,302	297	1.60%
Securities held to maturity	22,857	133	2.33%	15,240	108	2.85%	21,965	264	2.42%	15,106	207	2.76%
Loans to banking clients	11,603	79	2.73%	9,884	77	3.13%	11,348	159	2.83%	9,874	156	3.18%
Loans held for sale (1)	—	—	—	18	—	4.04%	—	—	—	36	1	4.12%

Total interest-earning assets	127,626	467	1.47%	106,096	467	1.77%	126,947	939	1.49%	105,549	911	1.74%

Other interest revenue		32			30			57			58

Total interest-earning assets	$127,626	$499	1.57%	$106,096	$497	1.88%	$126,947	$996	1.58%	$105,549	$969	1.85%

Funding sources:
Deposits from banking clients	$82,260	$7	0.03%	$62,560	$10	0.06%	$81,306	$17	0.04%	$61,833	$20	0.07%
Payables to brokerage clients (1)	31,164	—	0.01%	29,977	—	0.01%	31,627	1	0.01%	30,266	1	0.01%
Long-term debt	1,630	17	4.18%	1,999	27	5.43%	1,631	34	4.20%	2,000	54	5.43%

Total interest-bearing liabilities	115,054	24	0.08%	94,536	37	0.16%	114,564	52	0.09%	94,099	75	0.16%

Non-interest-bearing funding sources	12,572			11,560			12,383			11,450
Other interest expense		2			2			2			2

Total funding sources	$127,626	$26	0.08%	$106,096	$39	0.14%	$126,947	$54	0.08%	$105,549	$77	0.15%

Net interest revenue		$473	1.49%		$458	1.74%		$942	1.50%		$892	1.70%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

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THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2013			2012			2013			2012
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$158,194	$226	0.57%	$153,103	$220	0.58%	$160,416	$456	0.57%	$154,858	$442	0.57%
Fee waivers		(157)			(146)			(312)			(309)

Schwab money market funds	158,194	69	0.17%	153,103	74	0.19%	160,416	144	0.18%	154,858	133	0.17%
Equity and bond funds (1)	61,276	38	0.25%	46,375	31	0.27%	58,408	73	0.25%	46,003	63	0.28%
Mutual Fund OneSource ®	239,763	191	0.32%	212,028	164	0.31%	237,361	375	0.32%	213,689	330	0.31%

Total mutual funds (2)	$459,233	298	0.26%	$411,506	269	0.26%	$456,185	592	0.26%	$414,550	526	0.26%

Advice solutions (2)	$142,181	177	0.50%	$117,001	140	0.48%	$138,827	340	0.49%	$116,248	279	0.48%
Other (3)		97			87			192			175

Total asset management and administration fees		$572			$496			$1,124			$980

(1)	Includes Schwab ETFs.
(2)

Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also include Schwab Advisor Network, Schwab Advisor Source, Windhaven, and ThomasPartners. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)	Includes various asset based fees, such as trust fees, 401(k) record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Reconciliation of Net Revenues and Net Income

Excluding Certain Items to Reported Amounts

(In millions)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Net Revenues Excluding Certain Items (1)	$1,337	$1,213	10%	$2,627	$2,402	9%
Other revenues (2)	—	70	N/M	—	70	N/M

Reported Net Revenues	$1,337	$1,283	4%	$2,627	$2,472	6%

Net Income Excluding Certain Items (1)	$256	$231	11%	$462	$426	8%
Add: Other revenues excluded above	—	70	N/M	—	70	N/M
Tax expense	—	(26)	N/M	—	(26)	N/M

Reported Net Income	$256	$275	(7%)	$462	$470	(2%)

(1)

Management believes these non-GAAP financial measures are useful indicators of the Company’s ongoing financial performance that can provide meaningful insight into financial performance without the effects of a certain material item that is not expected to be an ongoing part of operations.

(2)	Relates to a confidential resolution of a vendor dispute, which was received in the second quarter of 2012.

N/M Not meaningful.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q2-13 % Change		2013		2012
(In billions, at quarter end, except as noted)	vs. Q2-12	vs. Q1-13	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	23%	2%	$121.1	$119.2	$119.0	$103.7	$98.2
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	6%	1%	161.6	159.3	167.9	155.7	152.9
Equity and bond funds	30%	5%	59.0	56.3	49.6	48.4	45.3

Total proprietary funds	11%	2%	220.6	215.6	217.5	204.1	198.2

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	11%	(2%)	234.9	238.8	223.2	222.1	211.2
Mutual fund clearing services	11%	(23%)	140.6	181.5	159.1	134.4	126.4
Other third-party mutual funds	18%	—	388.3	388.4	360.1	350.0	328.7

Total Mutual Fund Marketplace	15%	(6%)	763.8	808.7	742.4	706.5	666.3

Total mutual fund assets	14%	(4%)	984.4	1,024.3	959.9	910.6	864.5

Equity and other securities (1)	16%	1%	779.5	772.3	702.4	705.5	670.4
Fixed income securities	(2%)	(2%)	177.6	180.5	181.8	181.8	180.5
Margin loans outstanding	4%	3%	(11.7)	(11.4)	(11.5)	(11.2)	(11.2)

Total client assets	14%	(2%)	$2,050.9	$2,084.9	$1,951.6	$1,890.4	$1,802.4

Client assets by business (2)
Investor Services	12%	(3%)	$1,150.5	$1,190.2	$1,112.1	$1,078.4	$1,027.7
Advisor Services	16%	1%	900.4	894.7	839.5	812.0	774.7

Total client assets by business	14%	(2%)	$2,050.9	$2,084.9	$1,951.6	$1,890.4	$1,802.4

Net growth in assets in client accounts (for the quarter ended)
Net new assets (2)
Investor Services (3)	N/M	N/M	$(35.3)	$27.5	$39.1	$10.0	$5.4
Advisor Services (4)	28%	(14%)	13.6	15.9	25.3	10.4	10.6

Total net new assets	N/M	(150%)	(21.7)	43.4	64.4	20.4	16.0

Net market (losses) gains	74%	(114%)	(12.3)	89.9	(3.2)	67.6	(47.1)

Net (decline) growth	(9%)	(126%)	$(34.0)	$133.3	$61.2	$88.0	$(31.1)

New brokerage accounts (in thousands, for the quarter ended)	10%	—	243	244	241	198	221
Clients (in thousands)
Active Brokerage Accounts (5)	3%	1%	8,962	8,865	8,787	8,736	8,720
Banking Accounts	11%	2%	910	888	865	844	822
Corporate Retirement Plan Participants	5%	1%	1,595	1,575	1,571	1,547	1,524

(1)	Excludes all proprietary money market, equity, and bond funds.
(2)

In the first quarter of 2013, the Company realigned its reportable segments as a result of organizational changes. The segment formerly reported as Institutional Services was renamed to Advisor Services. Additionally, the Retirement Plan Services and Corporate Brokerage Services business units are now part of the Investor Services segment. Prior period segment information has been recast to reflect these changes.

(3)

Includes outflows of $44.3 billion relating to the planned transfer of a mutual fund clearing services client in the second quarter of 2013. The second quarter of 2013 also includes inflows of $2.6 billion from another mutual fund clearing services client. Includes inflows of $10.3 billion from certain mutual fund clearing services clients in the first quarter of 2013. Includes inflows of $21.1 billion from certain mutual fund clearing services clients and outflows of $900 million related to a planned transfer from Corporate Brokerage Services in the fourth quarter of 2012. Includes outflows of approximately $100 million as a result of the sale of Open E Cry, LLC, in the third quarter of 2012.

(4)

Includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc., in the fourth quarter of 2012. Includes outflows of $1.2 billion as a result of the closure of brokersXpress LLC in the third quarter of 2012.

(5)

Removed approximately 30,000 due to escheatment and other factors in the fourth quarter of 2012. Reduced by 19,000 as a result of the sale of Open E Cry, LLC, and the closure of brokersXpress LLC in the third quarter of 2012.

N/M Not meaningful.

The Charles Schwab Corporation Monthly Market Activity Report For June 2013

	2012							2013						% change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	5.8	7.4	6.9	6.1	24.7	16.2	23.5	12.1	18.3	13.0	—	(1.9)	(19.8)	N/M	N/M
Net Market (Losses) Gains	39.2	13.5	26.3	27.8	(17.3)	6.8	7.3	50.8	6.0	33.1	21.3	5.5	(39.1)

Total Client Assets (at month end, in billions of dollars)	1,802.4	1,823.3	1,856.5	1,890.4	1,897.8	1,920.8	1,951.6	2,014.5	2,038.8	2,084.9	2,106.2	2,109.8	2,050.9	(3%)	14%

New Brokerage Accounts (in thousands)	64	62	72	64	74	70	97	87	75	82	96	78	69	(12%)	8%

Clients (at month end, in thousands)
Active Brokerage Accounts (2)	8,720	8,723	8,724	8,736	8,726	8,746	8,787	8,819	8,840	8,865	8,911	8,942	8,962	—	3%
Banking Accounts	822	829	838	844	851	857	865	874	881	888	895	903	910	1%	11%
Corporate Retirement Plan Participants	1,524	1,537	1,541	1,547	1,557	1,560	1,571	1,554	1,557	1,575	1,595	1,594	1,595	—	5%

Clients’ Daily Average Trades (3) (in thousands)	417.0	396.1	375.9	441.3	439.7	431.8	480.2	504.7	506.1	486.0	470.0	505.4	518.1	3%	24%

Market Indices (at month end)
Dow Jones Industrial Average	12,880	13,009	13,091	13,437	13,097	13,026	13,104	13,861	14,055	14,579	14,840	15,116	14,910	(1%)	16%
Nasdaq Composite	2,935	2,940	3,067	3,116	2,977	3,010	3,020	3,142	3,160	3,268	3,329	3,456	3,403	(2%)	16%
Standard & Poor’s 500	1,362	1,379	1,407	1,441	1,412	1,416	1,426	1,498	1,515	1,569	1,598	1,631	1,606	(2%)	18%

Daily Average Market Share Volume (in millions)
NYSE	3,869	3,478	3,043	3,666	3,415	3,398	3,311	3,595	3,635	3,414	3,501	3,480	3,745	8%	(3%)
Nasdaq	1,782	1,782	1,560	1,787	1,740	1,763	1,684	1,868	1,887	1,695	1,685	1,781	1,870	5%	5%
Total US Exchanges	6,857	6,177	5,419	6,490	6,084	6,165	5,951	6,408	6,550	6,101	6,346	6,357	7,090	12%	3%

Mutual Fund Net Buys (Sells) (4) (in millions of dollars)
Large Capitalization Stock	(428.2)	(268.3)	(709.6)	(873.0)	(726.6)	(1,429.1)	(1,547.7)	1,079.8	235.7	339.2	1,068.7	(233.3)	213.1
Small / Mid Capitalization Stock	(257.5)	(163.0)	(203.9)	(593.2)	(392.6)	(559.0)	(639.1)	746.3	421.9	358.0	(451.6)	(122.9)	68.5
International	167.1	240.1	311.9	(112.7)	224.8	278.5	431.0	2,714.3	1,752.0	1,623.4	1,148.6	1,249.0	850.2
Specialized	151.5	(5.1)	247.1	(177.5)	67.8	(220.4)	(415.3)	544.8	434.3	453.5	76.5	473.7	120.1
Hybrid	(136.5)	179.2	536.4	188.5	90.7	35.7	(24.6)	1,205.4	931.1	927.5	636.6	762.3	349.0
Taxable Bond	1,725.9	2,309.6	2,544.2	2,693.1	2,583.1	1,888.1	1,153.9	3,402.2	1,456.4	2,216.0	1,884.0	1,362.8	(5,150.4)
Tax-Free Bond	222.8	408.3	530.8	539.7	467.0	327.8	(286.7)	728.3	259.3	53.4	(538.8)	(263.7)	(1,227.3)
Money Market Funds	457.4	722.2	1,254.5	810.5	315.3	3,933.4	7,902.5	(6,031.3)	(1,610.4)	(945.2)	(3,781.8)	1,042.7	5,043.6

(1)

June, May, and April 2013 include outflows of $26.7 billion, $10.3 billion, and $7.3 billion, respectively, relating to the planned transfer of a mutual fund clearing services client. April 2013 also includes inflows of $2.6 billion from another mutual fund clearing services client. February 2013 includes inflows of $8.1 billion from a mutual fund clearing services client. January 2013 includes inflows of $2.2 billion from a mutual fund clearing services client. December 2012 includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc. November 2012 includes inflows of $5.4 billion from a mutual fund clearing services client and outflows of $900 million related to a planned transfer from Corporate Brokerage Services. October 2012 includes inflows of $15.7 billion from a mutual fund clearing services client. September 2012 includes outflows of approximately $400 million as a result of the closure of brokersXpress LLC. August 2012 includes outflows of approximately $900 million as a result of the sale of Open E Cry, LLC, and closure of brokersXpress LLC.

(2)

Periodically, the Company reviews its active account base. Effective October 31, 2012, the Company removed approximately 30,000 brokerage accounts from its active account total due to escheatment and other factors. Amounts for prior periods were not adjusted. September 2012 active brokerage accounts were reduced by approximately 3,000 as a result of the closure of brokersXpress LLC. August 2012 active brokerage accounts were reduced by approximately 16,000 as a result of the sale of Open E Cry, LLC, and closure of brokersXpress LLC.

(3)

October 29 and 30, 2012 were not included as trading days due to weather-related market closures. Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.

N/M Not meaningful.